    As filed with the Securities and Exchange Commission on July 11th, 2001

                                              Registration No. 333-_____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        AMERICAN NATIONAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

         California                                    33-0731548
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                 1111 E. Katella Avenue, Suite 220
                         Orange, California                 92867
              (Address of Principal Executive Offices)   (Zip Code)

          American National Financial, Inc. 401(k) Profit Sharing Plan
                            (Full title of the Plan)

                        Susan E. Bow, Corporate Secretary
                           4050 Calle Real, Suite 220
                             Santa Barbara, CA 93110
                     (Name and address of agent for service)

                                 (714) 289-4300
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Each Class of      Amount to be     Proposed Maximum      Proposed Maximum       Amount of
Securities to be             Registered     Offering Price Per    Aggregate Offering   Registration Fee
Registered (1)                                   Unit (2)               Price
-------------------------------------------------------------------------------------------------------

Common Stock, no par value   1,000,000            $5.08               $5,080,000           $1,270
-------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457 (h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the Nasdaq National Market System, of the common stock of the registrant as of July 3, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information*

ITEM 2. Registrant Information and Employee Plan Annual Information*

*The document(s) containing the employee benefit plan information required by
ITEM 1 of Form S-8 and the statement of availability of information regarding American National Financial, Inc. (the "Company") and any other information required by ITEM 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Securities and Exchange Commission (the "Commission") or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Certain Documents by Reference

    The following documents previously filed by American National Financial, Inc. (the "Company") with the Commission are hereby incorporated by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission on August 27, 1998.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement which indicate that all securities offered have been sold or which deregister all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document (each such document, an "Incorporated Document"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. Description of Securities

    Not applicable.

ITEM 5. Interests of Named Experts and Counsel

    Not applicable.

ITEM 6. Indemnification of Directors and Officers

    Section 317 of the California General Corporation Law provides, in substance, that California corporations shall have the power, under certain circumstances, to indemnify directors, officers, employees and other agents of the corporation in connection with any threatened, pending or completed action or proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. The California General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

    Article IV of the Company's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to this Registration Statement) provides that the Company may indemnify its directors and officers for monetary damages to the full extent permitted by the laws of the State of California.
Article V, Section Seven of the Company's Bylaws provides that the Company shall indemnify its directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under the California Corporations Code. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

    Article V of the Company's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to this Registration Statement) provides that the Company is authorized to provide indemnification of its directors, officers, employees and other agents through its bylaws, agreements with agents, approval of shareholders or disinterested directors or otherwise in excess of the indemnification otherwise permitted in the California Corporations Code, subject to applicable limitations provided for within Section 204 of the California Corporations Code in respect to actions for breach of duty to the Corporation and its shareholders.

ITEM 7. Exemption from Registration Claimed

    Not applicable.

ITEM 8. Exhibits

    The Company has previously submitted the American National Financial, Inc. 401(k) Profit Sharing Plan (the "Plan") to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS to qualify the Plan, and the Company hereby undertakes to continue to submit the Plan and each amendment thereto to the IRS in a timely manner and will make all changes required to qualify the Plan.

 3.1 Certificate of Amended and Restated Articles of Incorporation of American National Financial, Inc. (incorporated by reference to Exhibit 3.1 to Company's Form S-1 dated August 27, 1998).

 3.2 Bylaws of American National Financial, Inc. (incorporated by reference to
     Exhibit 3.2 to Company's Form S-1 dated August 27, 1998).

 4.1 Form of Stock Certificate of Company's Common Stock (incorporated by reference to Exhibit 4.1 to Form S-1/A dated January 26, 1999).

 4.2 American National Financial, Inc. 401(k) Profit Sharing Plan.

 5 Opinion and Consent of Susan E. Bow, Corporate Secretary of the Company, as to the legality of securities being registered.

23.1 Consent of KPMG, LLP, Independent Auditors.


ITEM 9. Undertakings

    The Company hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(I)(i) and (a)(I)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in such post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 6th day of July, 2001.

                                               AMERICAN NATIONAL FINANCIAL, INC.


                                               By: /s/ Michael C. Lowther
                                                   -----------------------------
                                                   Michael C. Lowther
                                                   Chairman and Chief Executive
                                                   Officer

       Signatures                         Title                       Date
       ----------                         -----                       ----

/s/ Michael C. Lowther             Chairman of the Board        July 6th, 2001
------------------------------     of Directors and Chief
    Michael C. Lowther             Executive Officer

/s/ Wayne D. Diaz                  President and Director       July 6th, 2001
------------------------------
    Wayne D. Diaz

/s/ William P. Foley, II           Director                     July 6th, 2001
------------------------------
    William P. Foley, II

/s/ Carl A. Strunk                 Chief Financial Officer
------------------------------     and Director                 July 6th, 2001
    Carl A. Strunk

/s/ Barbara A. Ferguson            Executive Vice President
------------------------------     and Director                 July 6th, 2001
    Barbara A. Ferguson

/s/ Bruce Elieff                   Director                     July 6th, 2001
--------------------------
    Bruce Elieff

/s/ Matthew K. Fong                Director                     July 6th, 2001
------------------------------
    Matthew K. Fong

/s/ Bruce L. Nelson                Director                     July 6th, 2001
-----------------------------
    Bruce L. Nelson

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the American National Financial, Inc. 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California on the 6th day of July, 2001.

                                               AMERICAN NATIONAL FINANCIAL, INC.
                                               401(k) PROFIT SHARING PLAN


                                               By: /s/ Carl A. Strunk
                                                   -----------------------------
                                                   Trustee of American National
                                                   Financial, Inc. 401(k) Profit
                                                   Sharing Plan

                                 EXHIBIT INDEX


Exhibit
Number                             Description
------                             -----------

   4.2      American National Financial, Inc. 401(k) Profit Sharing Plan.

   5 Opinion and Consent of Susan E. Bow, Corporate Secretary of the Company, as to the legality of securities being registered.

  23.1      Consent of KPMG, LLP, Independent Auditors.